AGREEMENT
                                      ----------


               This Agreement is made and entered into as of May 21, 1996 by and between AMERICAN LOCKER GROUP INCORPORATED, a Delaware corporation ("Company") with its office at 15 West Second Street, Jamestown, New York 14702-1000 and EDWARD F. RUTTENBERG, having an address at 5864 Aylesboro Avenue, Pittsburgh, Pennsylvania 15217 ("Mr. Ruttenberg").


          ARTICLE 1.  DEFINITIONS
          ------------------------

               1.1 "Confidential Information" shall mean any information of Company which is confidential or proprietary. Confidential Information shall not include information as to which Mr. Ruttenberg can show: (i) was in Mr. Ruttenberg's possession without restrictions of confidentiality prior to receipt from Company; (ii) is or becomes public knowledge because of events other than an act or failure to act by Mr. Ruttenberg or any person under Mr. Ruttenberg's direct or indirect control; or
          (iii) is independently developed by him, provided that Mr. Ruttenberg can show that such development was accomplished without use of the Confidential Information.

               1.2 "Services" shall mean the services to be performed by Mr. Ruttenberg under this Agreement that are identified in
          Section 2.

               1.3  "Effective Date" shall mean May 21, 1996.

               1.4 "Technology" shall mean any technology or improvements developed by Mr. Ruttenberg while performing the Services.

               1.5 "Term" shall mean the period from the date hereof through June 30, 1997.


          ARTICLE 2.  SERVICES
          ---------------------

               During the Term, Mr. Ruttenberg shall provide to Company the Services consisting of such services as directed by the Chairman of the Company, all in accordance with the terms and conditions of this Agreement.


          ARTICLE 3.  COMPENSATION
          ------------------------

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               3.1  In consideration of the Services to be provided by Mr.
          Ruttenberg, Company shall pay to him the sum of $4,170 per month, payable semi-monthly.

               3.2 Company shall reimburse Mr. Ruttenberg for all reasonable travel costs and other out of pocket expenses incurred by him in carrying out the Services hereunder.

               3.3 Unless otherwise provided herein, the fees and/or expenses invoiced in accordance with this Article 3 shall be due and payable within thirty (30) days after receipt of such invoice by Company.


          ARTICLE 4.  CONFIDENTIAL INFORMATION
          ------------------------------------

               4.1 Mr. Ruttenberg acknowledges that Company does not wish to receive any confidential information from Mr. Ruttenberg except as necessary for him to perform the Services and that Company may reasonably presume that any unrelated information received from him is not proprietary.

               4.2 Mr. Ruttenberg shall not transfer or otherwise disclose to any third party any Confidential Information. Mr. Ruttenberg shall give access to the Confidential Information solely to those employees with a need to have access thereto, shall take the same security precautions to protect against disclosure or unauthorized use of the Confidential Information that he takes with his own secret information, and in no event shall apply less than a reasonable standard of care to prevent such disclosure or unauthorized use.


          ARTICLE 5.  OWNERSHIP
          ----------------------

               5.1 Company shall retain all intellectual property rights in any Technology developed under this Agreement.

               5.2 Notwithstanding anything to the contrary in this Agreement, Company shall not prohibit or enjoin Mr. Ruttenberg from utilizing any skill or knowledge of a general nature acquired during the course of performing the Services.


          ARTICLE 6.  NONCOMPETITION
          ---------------------------

               6.1 Mr. Ruttenberg agrees that he will not, in the continental United States and during the term of this Agreement and for a period of one year thereafter, by himself or in partnership or as an equity owner or in conjunction with or as a consultant, unpaid adviser, manager or agent of any other person, firm, corporation or other entity, either directly or indirectly,

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          undertake or carry on or be engaged or have any financial or other interest in, or in any other manner, advise or assist any person, firm, corporation or other entity engaged or interested in, selling products or services of the nature sold by the Company.

               6.2 Mr. Ruttenberg agrees and warrants that the covenants contained herein are reasonable, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Mr. Ruttenberg acknowledges that in the event of a violation of the covenants contained in this paragraph, the Company's damages will be difficult to ascertain and the Company's remedy at law will be inadequate. Accordingly, Mr. Ruttenberg agrees that the Company shall be entitled to specific performance of such covenants and to an injunction to prevent any continuing violation thereof.

               6.3 If any of the provisions of or covenants contained in this Article 6 is hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in this Article 6 is held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article 6 in any other jurisdiction.


          ARTICLE 7.  TERMINATION
          ------------------------

               7.1 This Agreement shall remain in effect for the term set forth in Section 1.5 unless terminated earlier under this Article 7.

               7.2 This Agreement may be terminated by either party on thirty days written notice to the other party.

               7.3 Company or Mr. Ruttenberg may terminate this Agreement immediately if the other party breaches its obligations hereunder.

               7.4 Upon termination of this Agreement, Company shall pay Mr. Ruttenberg for services which Mr. Ruttenberg has performed up to and including the effective date of termination and Mr. Ruttenberg shall return to Company all materials furnished by Company.


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               7.5  The rights and obligations of Articles 4, 5 and 6 shall survive any termination of this Agreement.


          ARTICLE 8.  INDEPENDENT CONTRACTOR
          -----------------------------------

               8.1 Mr. Ruttenberg and his employees (if any) (i) are and shall remain independent contractors with respect to services performed pursuant to this Agreement; (ii) shall not be considered employees or agents of Company for any purpose; and
          (iii) shall have no authority to bind or make commitments on behalf of Company for any purpose and shall not hold themselves out as having such authority.

               8.2 Mr. Ruttenberg assumes full responsibility for his actions and the actions of his employees while performing services pursuant to this Agreement, and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes and social security) and associated benefits.

               8.3 Unless otherwise agreed by the parties, Mr. Ruttenberg and his employees shall observe the working rules and policies of Company while working in his facilities.


          ARTICLE 9.  GENERAL
          -------------------

               9.1 Any written notices connected with this Agreement shall be sufficiently made on the mailing date if sent by registered or certified mail, postage prepaid, to Company or Mr. Ruttenberg, as applicable, at their addresses set forth on page 1.

               9.2 This Agreement will be binding upon Company's and Mr. Ruttenberg's successors and assigns. However, neither party shall assign any of its rights (except rights to the payment of money) or delegate any of its obligations under this Agreement to any third party without the written consent of the other.

               9.3 This Agreement shall be governed by and interpreted in accordance with the internal laws of New York.

               9.4 If any provision of this Agreement is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of the Agreement shall remain in full force and effect.

               9.5 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior written and oral agreements and understandings between

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          Company and Mr. Ruttenberg respecting the subject matter hereof.
          This Agreement may not be released, discharged, amended or modified in any manner except by a written amendment signed by Company and Mr. Ruttenberg.

               9.6 This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date written below.


                                        AMERICAN LOCKER GROUP INCORPORATED


                                        By: /s/ Harold J. Ruttenberg
                                            ------------------------

                                        Title: Chairman, Chief Executive
                                        Officer and Treasurer


                                        /s/ Edward F. Ruttenberg
                                        -------------------------
                                        EDWARD F. RUTTENBERG





























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